POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that the undersigned hereby
constitutes and appoints Scott N. Ross and Darin P. McAreavey, or either of them, as the undersigned's true and lawful
attorneys-in-fact to:

(1) execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director
and/or 10% beneficial owner of Wireless Ronin Technologies, Inc.
(the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a)
of the Securities Exchange Act of 1934, as amended,
and the rules thereunder;

(2) do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and
any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this
Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorneys-
in-fact's discretion.

 The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company
assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as
amended.

 This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file
Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company,
unless earlier revoked by the undersigned in a signed
writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused
this Power of Attorney to be executed this 16th day of
August, 2011.

/s/ Kent O. Lillemoe